Exhibit 10.7

DXP ENTERPRISES, INC.
2016 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is entered into by and between DXP Enterprises, Inc., a Texas corporation (the “Company”), and [Recipient Name] (the “Recipient”), pursuant to the terms and conditions of the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), a copy of which has previously been made available to the Recipient and the terms and provisions of which are incorporated by reference herein.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1.          Restricted Stock Award.  In consideration of services rendered and to be rendered by the Recipient to the Company and its Affiliates, the Company has granted to the Recipient effective as of the Grant Date a Restricted Stock Award of _________ shares of Restricted Stock, in accordance with the terms of this Agreement and the Plan.

2.          Date of Restricted Stock Award.  The date of the Restricted Stock Award to the Recipient is __________________, 20___ (the “Grant Date”).

3.          Transfer Restrictions. The shares of Restricted Stock granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the shares of Restricted Stock granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. The Recipient also agrees that the Company may (a) refuse to cause the transfer of the shares covered hereby to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the such shares. The shares of Restricted Stock granted hereby are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares is available from the Company.

4.          Period of Restriction.  The shares of Restricted Stock granted hereby are subject to the prohibitions and restrictions set forth herein with respect to the sale or otherwise disposition of the shares of Restricted Stock granted hereunder and the obligation to forfeit and surrender such shares to the Company in accordance with the terms and conditions of the Plan and this Agreement (the “Forfeiture Restrictions”).

(a)          Vesting in General.  The Forfeiture Restrictions shall lapse as to the shares of Restricted Stock that are awarded hereby, and the Recipient’s right to sell or other dispose of such shares shall vest, in accordance with the following schedule, provided that the Recipient's employment or other service relationship with the Company and its Affiliates has not terminated prior to the applicable lapse date set forth below:

Lapse Date	Cumulative Vested Percentage of Restricted Stock Award
First Anniversary of Grant Date	20%
Second Anniversary of Grant Date	40%
Third Anniversary of Grant Date	60%
Fourth Anniversary of Grant Date	80%
Fifth Anniversary of Grant Date	100%

Upon the lapse of the Forfeiture Restrictions with respect to the shares of Restricted Stock granted hereby the Company shall cause to be delivered to the Recipient one or more stock certificates or electronic book entries representing such shares, and such shares shall be transferable by the Recipient (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(b)          Termination of Employment or Service for Any Reason.  Notwithstanding the vesting schedule set forth in Section 4(a), upon the Recipient’s termination of employment or other service relationship with the Company and its Affiliates for any reason during the applicable Period of Restriction, all non-vested shares of Restricted Stock then subject to Forfeiture Restrictions under this Agreement shall be immediately forfeited to the Company by the Recipient and the Recipient shall cease to have any rights of a stockholder with respect to such forfeited shares.  Upon any such forfeiture, all rights of the Recipient to such forfeited shares of Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

(c)          Change in Control.  Notwithstanding the vesting schedule set forth in Section 4(a), in the event of a Change of Control, the Forfeiture Restrictions shall lapse and the Recipient shall be 100% vested in all shares of Restricted Stock subject to this Agreement.

5.          Confidentiality.

(a)          Confidential and Proprietary Information.  The Company agrees to provide to the Recipient, simultaneously with, and subsequent to, the execution of this Agreement, confidential and proprietary information of the Company.  The Recipient acknowledges that the law provides companies, such as the Company, with protection for their confidential and proprietary information.  The Recipient covenants that the Recipient will not disclose, directly or indirectly, any of the Company’s confidential or proprietary information to anyone without the prior written consent of the Company.  The Recipient further covenants that the Recipient will not use any of the Company’s confidential or proprietary information in any way, either during or after the Recipient’s term of employment or service with the Company and its Affiliates, except as required in the course of that employment or service.  All documents which the Recipient prepared or which may have been provided or made available to the Recipient in the course of work for the Company and its Affiliates shall be deemed the exclusive property of the Company and its Affiliates and shall remain in the Company’s and such Affiliates’ possession.  Upon the termination of the Recipient’s employment with or service to the Company and its Affiliates, regardless of the reason for such termination, the Recipient shall promptly deliver to the Company all materials of a confidential nature relating to the business of the Company (or any of its Affiliates) which are within the Recipient’s possession or control.

(b)          Mandatory Amendment.  The parties to this Agreement agree that the limitations contained in Section 5(a) with respect to, as the case may be, duration and scope of activity are reasonable. However, if any court shall determine that the duration or scope of activity of any restriction contained in Section 5(a)  is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to extend only over the longest period of time for which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be valid and enforceable, all as determined by such court.

(c)          Forfeiture.  The parties agree that a breach by the Recipient of any of the provisions of Section 5(a) would cause irreparable damage to the Company.  Therefore, in consideration of the grant of this Restricted Stock Award Agreement and notwithstanding any other provisions of this Agreement or the Plan, if the Board finds by a majority vote after full consideration of the facts that the Recipient, before or after termination of his or employment with or service to the Company or an Affiliate for any reason violated the provisions of Section 5(a), the Recipient shall forfeit all vested or unvested shares of Restricted Stock granted hereunder to the Company and, to the extent the Recipient has disposed of such shares, will pay to the Company the aggregate amount of any proceeds realized by the Recipient upon such disposition.  The decision of the Board as to the extent of the Recipient’s breach of the provisions of Section 5(a)  shall be final.  No decision of the Board, however, shall affect the finality of the discharge of the Recipient by the Company or an Affiliate in any manner.

(d)          Survival.  The provisions of this Section 5 shall survive the termination of the Recipient’s employment or service with the Company and all Affiliates.

6.          Certificates/Electronic Book Entries.  Effective as of the Grant Date, the Company shall cause to be issued in the Recipient's name the shares of Restricted Stock granted hereby.  The Company shall cause certificates or electronic book entries evidencing the shares of Restricted Stock, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of the shares of Restricted Stock during the applicable Period of Restriction (the "Retained Distributions"), to be issued in the Recipient's name. During the Period of Restriction such certificates and electronic book entries shall bear a restrictive legend to the effect that ownership of such shares of Restricted Stock (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  Upon issuance the certificates and electronic book entries shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such shares of Restricted Stock occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the shares of Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of shares of Restricted Stock set forth in this Agreement the Recipient accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

7.          No Fractional Shares.  All provisions of this Agreement concern whole shares of the Stock.  Notwithstanding anything contained in this Agreement to the contrary, if the application of any provision of this Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole share of the Stock.

8.          Capital Adjustments and Reorganizations.  The existence of the Restricted Stock shall not affect in any way the right or power of the Company (or any Affiliate) to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

9.          Rights of Recipient as Stockholder.  The Recipient shall have the right to vote the shares of Restricted Stock awarded to the Recipient hereunder and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of shares of Stock, with respect to such shares of Restricted Stock, with the exception that (a) the Recipient shall not be entitled to delivery of the stock certificate or certificates or electronic book entry or entries representing such shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the shares of Restricted Stock (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the shares of Restricted Stock) until such time, if ever, as the shares of Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the shares of Restricted Stock or any Retained Distributions during the Period of Restriction.

10.        Tax Withholding. To the extent that the receipt of the shares of Restricted Stock or the lapse of any Forfeiture Restrictions results in income to the Recipient for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Recipient shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Recipient fails to do so, the Company is authorized to withhold from the shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Recipient in any capacity any tax required to be withheld by reason of such resulting income.

11.        No Assignment.  This Agreement, the Restricted Stock, and any rights and benefits under the Plan granted hereunder are of a personal nature and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or change the same in any manner by the Recipient, or any other person claiming by, through or under the Recipient, except in a manner expressly permitted under the Plan and this Agreement, shall be void and the Company shall not be bound thereby.

12.        Section 83(b) Election.  The Recipient shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the shares of Restricted Stock awarded pursuant to this Agreement without the prior written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Recipient shall timely pay to the Company the amount necessary to satisfy the Company’s tax withholding obligation, if any, or to satisfy this obligation in a manner acceptable to the Chief Financial Officer of the Company.

13.        Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Recipient. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Recipient. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.        Employment or Service Relationship. For purposes of this Agreement, the Recipient shall be considered to be in the employment of, or service to, the Company and its Affiliates as long as the Recipient has an employment or service relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment or service relationship, and the cause of such termination, under the Plan and the Committee's determination shall be final and binding on all persons.

15.        Not an Employment or Service Agreement. This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between the Recipient and the Company or any Affiliate, to guarantee the right to remain employed by or in the service of the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ or utilize the services of the Recipient for any period of time.

16.        Legend. The Recipient consents to the placing on the certificates and electronic book entries for the shares granted under this Agreement an appropriate legend restricting resale or other transfer of the shares except in accordance with all applicable securities laws and rules thereunder.

17.        Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company's Principal Corporate Office, and to the Recipient at the Recipient's residential address indicated in the Company’s records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

18.        Interpretation.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement such difference shall be resolved by the Committee.

19.        Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

20.        Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Recipient, the Recipient's permitted assigns, executors, administrators, agents, legal and personal representatives.

21.        Plan Incorporated by Reference and Acceptance of Terms and Conditions.  The Plan is incorporated herein and by this reference made a part hereof for all purposes.  The Recipient warrants and agrees that he or she has received a copy of the Plan, agrees and accepts the terms and conditions of the Plan, ratifies and consents to any action taken by the Company, the Board of Directors and the Committee concerning the Plan and agrees that all rights granted hereunder are subject to the more detailed provisions of the Plan.

22.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument

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IN WITNESS WHEREOF,  the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all effective as of the Grant Date.

DXP ENTERPRISES, INC.

By:
Name:
Title:
Date:	________________, 20___

ACCEPTED this ______ day of ____________________________, 20___.

[Recipient Name]

DXP ENTERPRISES, INC.
2016 OMNIBUS INCENTIVE PLAN

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, THAT the undersigned, FOR VALUE RECEIVED, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto DXP Enterprises, Inc., a Texas corporation (the “Company”), the shares of Restricted Stock transferred pursuant to the Restricted Stock Award Agreement dated effective as of _____________________, 20___, between the Company and the undersigned; AND subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell assign, transfer, hypothecate, pledge and make over all or any part of such shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his or her substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power effective the _____________________, 20___.

[RECIPIENT NAME]